Archrock Reports Second Quarter 2019 Results and Updates Full-Year 2019 Guidance

HOUSTON, July 29, 2019 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the second quarter of 2019.

Second Quarter 2019 Financial Results

•	Net income for the second quarter of 2019 was $11.4 million compared to $4.1 million in the second quarter of 2018.

•	Adjusted EBITDA (a non-GAAP measure as defined below) for the second quarter of 2019 was $100.7 million, up 19% compared to the second quarter of 2018.

•	Total operating horsepower at the end of the second quarter of 2019 was 3.6 million, up 257,000 horsepower compared to the second quarter of 2018.

•
Previously declared quarterly dividend of $0.145 per common share for the second quarter of 2019 represents growth of 10% compared to the first quarter of 2019 and the second quarter of 2018. Dividend coverage for the second quarter of 2019 was 2.51x.

Management Commentary and Outlook

“Archrock’s business performed exceptionally well during the second quarter,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We achieved a gross margin of 62% in our contract operations segment driven by strong execution from our team. Additionally, we grew our operating horsepower by 50,000 as we deployed large horsepower units at attractive prices, predominantly in oil plays with associated gas production. Our 2019 new build compression units are substantially committed, and we have already begun booking units for 2020.”

“In addition to our strong operational performance and organic growth, we were excited to announce the addition of the Elite Compression business to Archrock,” continued Childers. “The transaction adds 430,000 horsepower of highly-utilized, predominantly large compression assets to our fleet, and is immediately accretive to earnings and cash flow. Elite’s high-quality assets, blue chip customer base and large horsepower focus will further strengthen our position as the leading U.S. compression provider and continue to drive shareholder value. We expect the transaction to close later this week.”

“The Elite transaction also supports our ability to achieve our stated financial targets, including reducing our leverage to below 4.0x in 2020, growing our dividend between 10% and 15% annually through 2020 and maintaining dividend coverage of more than 2.0x through 2020,” continued Childers. “Our updated full-year 2019 guidance includes the contribution from the acquisition of Elite.”

“Market conditions for compression remain highly constructive. We believe that the abundance of affordable U.S. natural gas will continue to support growth in its demand, use and production, creating opportunities for the continued expansion of midstream infrastructure, including compression,” concluded Childers.

Contract Operations

For the second quarter of 2019, contract operations segment revenue totaled $186.3 million, an increase of 13% compared to $165.5 million in the second quarter of 2018. Gross margin was $115.7 million, up $18.1 million or 19% from the second quarter of 2018, reflecting a gross margin percentage of 62% compared to 59% in the prior year second quarter. Total operating horsepower at the end of the second quarter of 2019 was 3.6 million, up from 3.4 million at the end of the prior year second quarter, an 8% increase. Utilization at the end of the second quarter of 2019 was 88% compared to 86% at the end of the second quarter of 2018.

Aftermarket Services

For the second quarter of 2019, aftermarket services segment revenue totaled $52.1 million, a decrease of 15% compared to $61.4 million in the second quarter of 2018 due to customers delaying maintenance activities. Gross margin percentage of 19% was higher by 2% compared to 17% in the second quarter of 2018.

Balance Sheet

Total consolidated debt as of June 30, 2019 was $1.63 billion compared to $1.58 billion as of March 31, 2019. Archrock’s leverage ratio was 4.4x as of June 30, 2019 compared to 4.9x as of June 30, 2018.

Quarterly Dividend

Archrock’s Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, representing an increase of 10% sequentially. Dividend coverage in the second quarter of 2019 was 2.51x. The dividend will be paid on August 14, 2019 to stockholders of record at the close of business on August 7, 2019.

2019 Annual Guidance

Archrock is providing updated annual guidance as listed below. This guidance reflects the net expected results to Archrock, after giving effect to the acquisition of Elite Compression and the divestiture of certain midstream assets to Harvest Midstream, for the months of August through December of 2019. All figures are in thousands, except percentages and ratios:

	Full-Year 2019 Guidance
	Low	High

Net income (1)	$70,000	$80,000
Adjusted EBITDA (2)	400,000	410,000
Cash available for dividend (3) (4)	210,000	220,000

Segment
Contract operations revenue	$770,000	$785,000
Contract operations gross margin percentage	61%	62%
Aftermarket services revenue	$210,000	$225,000
Aftermarket services gross margin percentage	17%	19%

Selling, general and administrative	$119,000	$123,000

Capital expenditures
Growth capital expenditures	$285,000	$300,000
Maintenance capital expenditures	60,000	65,000
Other capital expenditures	30,000	35,000

Dividend growth	10-15% annually through 2020
Leverage	Below 4.0x in 2020
Cash available for dividend coverage	Above 2.0x through 2020

(1)
2019 annual guidance for net income includes $11.7 million of long-lived asset impairments as of June 30, 2019, but does not include a forecast of long-lived asset impairment because due to its nature it cannot be accurately forecasted. Long-lived asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived asset impairment for the years ended 2018 and 2017 was $28.1 million and $29.1 million, respectively.

(2)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(3)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(4)
A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $21.7 million, $(13.2) million and $2.6 million for the six months ended June 30, 2019 and the years ended 2018 and 2017, respectively.

Summary Metrics

	Three Months Ended
	June 30,	March 31,	June 30,
(in thousands, except percentages, per share amounts and ratios)	2019	2019	2018

Net income	$11,423	$19,456	$4,149
Net income attributable to Archrock stockholders	$11,423	$19,456	$1,937
Net income per common share attributable to Archrock common stockholders	$0.09	$0.15	$0.02
Adjusted EBITDA	$100,664	$91,196	$84,694

Contract operations revenue	$186,258	$182,507	$165,450
Contract operations gross margin	$115,737	$107,772	$97,641
Contract operations gross margin percentage	62%	59%	59%

Aftermarket services revenue	$52,132	$53,652	$61,420
Aftermarket services gross margin	$9,917	$9,750	$10,627
Aftermarket services gross margin percentage	19%	18%	17%

Selling, general, and administrative	$28,618	$28,989	$26,649

Cash available for dividend	$55,354	$48,412	$47,230
Cash available for dividend coverage	2.51x	2.81x	2.76x

Total available horsepower (at period end)	4,096	4,035	3,881
Total operating horsepower (at period end)	3,611	3,561	3,354
Horsepower utilization spot (at period end)	88%	88%	86%

Conference Call Details

Archrock will host a conference call on Tuesday, July 30, 2019, to discuss second quarter 2019 financial results. The call will begin at 12:00 p.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-877-407-0784 in the United States and Canada or 1-201-689-8560 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-844-512-2921 in the United States and Canada, or 1-412-317-6671 for international calls. The access code is 13693016.

*****

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding loss from discontinued operations, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, transaction-related costs, non-cash stock-based compensation expense, indemnification (income) expense, net and other items. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, appears below.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding loss from discontinued operations, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, transaction-related costs, non-cash stock-based compensation expense and indemnification (income) expense, net less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the anticipated completion of Archrock’s pending acquisition of substantially all the assets and certain liabilities of Elite Compression Services, LLC and the timing thereof; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart
Treasurer & VP of Investor Relations
281-836-8688
investor.relations@archrock.com

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Revenue:
Contract operations	$186,258	$182,507	$165,450
Aftermarket services	52,132	53,652	61,420
Total revenue	238,390	236,159	226,870
Cost of sales (excluding depreciation and amortization):
Contract operations	70,521	74,735	67,809
Aftermarket services	42,215	43,902	50,793
Total cost of sales (excluding depreciation and amortization)	112,736	118,637	118,602
Selling, general and administrative	28,618	28,989	26,649
Depreciation and amortization	45,482	44,106	43,331
Long-lived asset impairment	8,632	3,092	6,953
Restatement and other charges	24	421	(1,076)
Interest expense	25,954	23,617	23,337
Debt extinguishment loss	3,653	—	2,450
Transaction-related costs	2,687	180	5,686
Other income, net	(2,010)	(205)	(1,644)
Income before income taxes	12,614	17,322	2,582
Provision for (benefit from) income taxes	1,191	(2,407)	(1,567)
Income from continuing operations	11,423	19,729	4,149
Loss from discontinued operations, net of tax	—	(273)	—
Net income	11,423	19,456	4,149
Less: Net income attributable to the noncontrolling interest	—	—	(2,212)
Net income attributable to Archrock stockholders	$11,423	$19,456	$1,937

Basic and diluted net income per common share attributable to Archrock common stockholders (1)	$0.09	$0.15	$0.02

Weighted average common shares outstanding:
Basic	128,328	128,209	111,296
Diluted	128,354	128,255	111,402
——————

(1)
Basic and diluted net income per common share attributable to Archrock common stockholders was computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share attributable to Archrock common stockholders.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Revenue:
Contract operations	$186,258	$182,507	$165,450
Aftermarket services	52,132	53,652	61,420
Total revenue	$238,390	$236,159	$226,870

Gross margin (1):
Contract operations	$115,737	$107,772	$97,641
Aftermarket services	9,917	9,750	10,627
Total gross margin	$125,654	$117,522	$108,268

Gross margin percentage:
Contract operations	62%	59%	59%
Aftermarket services	19%	18%	17%
Total gross margin percentage	53%	50%	48%

Selling, general and administrative	$28,618	$28,989	$26,649
% of revenue	12%	12%	12%

Adjusted EBITDA (1)	$100,664	$91,196	$84,694
% of revenue	42%	39%	37%

Capital expenditures	$102,275	$132,697	$62,200
Less: Proceeds from sale of property, plant and equipment	(10,799)	(11,155)	(4,348)
Net capital expenditures	$91,476	$121,542	$57,852

Total available horsepower (at period end) (2)	4,096	4,035	3,881
Total operating horsepower (at period end) (3)	3,611	3,561	3,354
Average operating horsepower	3,587	3,545	3,342
Horsepower utilization:
Spot (at period end)	88%	88%	86%
Average	88%	89%	86%

Dividend declared for the period per share	$0.145	$0.132	$0.132
Dividend declared for the period to all shareholders	$22,064	$17,242	$17,116
Cash available for dividend coverage (4)	2.51x	2.81x	2.76x
——————

(1)
Management believes gross margin and adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

(4)	Defined as cash available for dividend divided by dividends declared for the period.

	June 30,	March 31,	June 30,
	2019	2019	2018
Balance Sheet
Total consolidated debt (1)	$1,628,814	$1,582,217	$1,458,863
Archrock stockholders’ equity	832,890	842,292	830,725
——————

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Reconciliation of Net Income to Adjusted EBITDA and Gross Margin
Net income	$11,423	$19,456	$4,149
Less: Loss from discontinued operations, net of tax	—	(273)	—
Income from continuing operations	11,423	19,729	4,149
Depreciation and amortization	45,482	44,106	43,331
Long-lived asset impairment	8,632	3,092	6,953
Restatement and other charges	24	421	(1,076)
Interest expense	25,954	23,617	23,337
Debt extinguishment loss	3,653	—	2,450
Transaction-related costs	2,687	180	5,686
Stock-based compensation expense	1,512	2,357	1,969
Indemnification (income) expense, net (1)	106	101	(538)
Provision for (benefit from) income taxes	1,191	(2,407)	(1,567)
Adjusted EBITDA (2)	100,664	91,196	84,694
Selling, general and administrative	28,618	28,989	26,649
Stock-based compensation expense	(1,512)	(2,357)	(1,969)
Indemnification income (expense), net (1)	(106)	(101)	538
Other income, net	(2,010)	(205)	(1,644)
Gross margin (2)	$125,654	$117,522	$108,268
——————

(1)	Represents net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.

(2)
Management believes adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income	$11,423	$19,456	$4,149
Less: Loss from discontinued operations, net of tax	—	(273)	—
Income from continuing operations	11,423	19,729	4,149
Depreciation and amortization	45,482	44,106	43,331
Long-lived asset impairment	8,632	3,092	6,953
Restatement and other charges	24	421	(1,076)
Interest expense	25,954	23,617	23,337
Debt extinguishment loss	3,653	—	2,450
Transaction-related costs	2,687	180	5,686
Stock-based compensation expense	1,512	2,357	1,969
Indemnification (income) expense, net	106	101	(538)
Provision for (benefit from) income taxes	1,191	(2,407)	(1,567)
Adjusted EBITDA (1)	100,664	91,196	84,694
Less: Maintenance capital expenditures	(17,174)	(14,524)	(13,121)
Less: Other capital expenditures	(3,456)	(7,124)	(4,479)
Less: Cash tax refund (payment)	(452)	623	1,439
Less: Cash interest expense	(24,228)	(21,759)	(21,303)
Cash available for dividend (2)	$55,354	$48,412	$47,230
——————

(1)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(2)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend
Cash flows from operating activities	$67,263	$81,400	$42,760
Inventory write-downs	(270)	(222)	(553)
Provision for doubtful accounts	93	(428)	(288)
Gain (loss) on sale of assets	1,801	(16)	993
Current income tax provision	127	476	55
Cash tax refund (payment)	(452)	623	1,439
Amortization of operating lease ROU assets	(713)	(712)	—
Amortization of contract costs	(5,607)	(5,117)	(3,397)
Deferred revenue recognized in earnings	12,478	12,749	6,103
Restatement and other charges	24	421	(1,076)
Transaction-related costs	2,687	180	5,686
Indemnification (income) expense, net	106	101	(538)
Changes in assets and liabilities	(1,960)	(19,788)	13,648
Maintenance capital expenditures	(17,174)	(14,524)	(13,121)
Other capital expenditures	(3,456)	(7,124)	(4,479)
Proceeds from (payments for) settlement of interest rate swaps that include financing elements	407	393	(2)
Cash available for dividend (1)	$55,354	$48,412	$47,230
——————

(1)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED FOWARD LOOKING SUPPLEMENTAL INFORMATION
(in thousands)

	Full-Year 2019 Guidance
	Low	High
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income (1)	$70,000	$80,000
Depreciation and amortization	188,000	188,000
Interest expense	105,000	105,000
Stock-based compensation expense	8,000	8,000
Long-lived asset impairment	12,000	12,000
Other expense	14,000	14,000
Provision for income taxes	3,000	3,000
Adjusted EBITDA (2)	400,000	410,000
Less: Maintenance capital expenditures	(63,000)	(63,000)
Less: Other capital expenditures	(33,000)	(33,000)
Less: Cash tax refund	2,000	2,000
Less: Cash interest expense	(96,000)	(96,000)
Cash available for dividend (3) (4)	$210,000	$220,000
——————

(1)
2019 annual guidance for net income includes $11.7 million of long-lived asset impairments as of June 30, 2019, but does not include a forecast of long-lived asset impairment because due to its nature it cannot be accurately forecasted. Long-lived asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived asset impairment for the years ended 2018 and 2017 was $28.1 million and $29.1 million, respectively.

(2)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(3)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(4)
A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $21.7 million, $(13.2) million and $2.6 million for the six months ended June 30, 2019 and the years ended 2018 and 2017, respectively.